  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997
                                                            REGISTRATION NO. 333


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          RENAISSANCE HOTEL GROUP N.V.
             (Exact name of registrant as specified in its charter)


                THE NETHERLANDS                     NOT APPLICABLE
          (State or other jurisdiction            (I.R.S. employer
        of incorporation or organization)        identification no.)

                         17TH FLOOR, NEW WORLD TOWER II
                            18 QUEEN'S ROAD, CENTRAL
                                    HONG KONG
                                 (852) 2526-2233
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                ROBERT W. OLESEN
                        RENAISSANCE HOTELS INTERNATIONAL
                              29800 BAINBRIDGE ROAD
                              CLEVELAND, OHIO 44139
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 498-9090
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be registered     Proposed maximum         Proposed maximum         Amount of
 to be registered                                  offering price per    aggregate offering price   registration fee
                                                        share(1)
Common Stock NLG.01       2,250,000 shares(2)           $24.4375                $54,984,375            $16,661.94

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price for a share of the common stock of the Registrant as reported on the New York Stock Exchange on January 10, 1997.

(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


      The following documents filed with the Commission by Renaissance Hotel Group N.V., a Netherlands company (the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

                  (i) The Registrant's annual report on Form 20-F for the fiscal year ended June 30, 1996;

                 (ii) The Registrant's report on Form 6-K for the period ended September 30, 1996;

                (iii) The Registrant's report on Form 6-K dated January 7, 1997; and

                 (iv) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-13976) for registration of common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Articles of Incorporation provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a managing director, officer or agent of the Registrant or was serving at the request of the Registrant as a supervisory director, managing director, officer or agent of another company, partnership, joint venture, trust or other enterprise. Such indemnification shall cover expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or out of his mandate.

      The Registrant's Articles of Incorporation also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a managing director, officer or agent of the Registrant or was serving at the request of the Registrant as a supervisory director, managing director, officer or agent of another company, partnership, joint venture, trust or other enterprise. Such indemnification shall cover expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. No such indemnification will be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Registrant.

      To the extent that a managing director, officer or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the Registrant shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Registrant may also purchase and maintain insurance policies on behalf of any person who is or was a managing director, officer or agent of the Registrant or is or was serving at the request of the Registrant as a supervisory director, managing director, officer or agent of another company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the Registrant would have the power to indemnify him against such liability under the Registrant's Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i)  To include any prospectus required by Section 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding in the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 25th day of September, 1996.


                              RENAISSANCE HOTEL GROUP N.V.



                              By:   /s/   Robert W. Olesen
                                 ---------------------------------------
                                 Name:   Robert W. Olesen
                                 Title:  Executive Vice President and
                                         Chief Financial Officer

                                POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas G. Stauffer and Robert W. Olesen, and each of them acting individually, with full power of substitution, to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Thomas G. Stauffer and Robert W. Olesen, and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.


Signature                      Title                                Date
---------                      -----                                ----


 /s/  Henry Cheng Kar-Shun     Chairman and Director                September 25, 1996
----------------------------
Henry Cheng Kar-Shun



  /s/  Richard Agon            President and Chief Executive
----------------------------   Officer                              September 25, 1996
Richard Agon




/s/   William W.H. Doo         Vice Chairman and Director           September 25, 1996
----------------------------
William W.H. Doo


/s/  James K.C. Choi           Executive Director
----------------------------   and Vice Chairman                    September 25, 1996
James K.C. Choi



 /s/  Robert W. Olesen         Executive Director, Executive Vice
----------------------------   President and Chief Financial
                               Officer                              September 25, 1996
Robert W. Olesen



  /s/  Erwin J. Rieck          Executive Director, President
----------------------------   Europe                               September 25, 1996
Erwin J. Rieck



  /s/  Thomas G. Stauffer      Executive Director, President
----------------------------   Americas                             September 25, 1996
Thomas G. Stauffer

Signature                      Title                            Date
---------                      -----                            ----

  /s/ Andrew Wong Kwok Kin     Executive Director, President
----------------------------   Asia/Pacific                     September 25, 1996
Andrew Wong Kwok Kin

/s/  J. Carter Beese, Jr.      Director                         September 25, 1996
----------------------------
J. Carter Beese, Jr.

  /s/  W. Grant Gregory        Director                         September 25, 1996
----------------------------
W. Grant Gregory

  /s/  Thomas Hsieh            Director                         September 25, 1996
----------------------------
Thomas Hsieh

                                EXHIBIT INDEX




Exhibit Number     Description of Document                                       Page Number
--------------     -----------------------                                       -----------


4                  Renaissance Hotel Group N.V. 1995
                   Stock Option Plan

5 Opinion of Stroock & Stroock & Lavan as to the legality of the securities registered hereby

23.1               Consent of Coopers & Lybrand        LLP

23.2               Consent of Stroock & Stroock & Lavan (included in
                   Exhibit 5)

24 Power of Attorney, which appears on page II-5 of this Registration Statement